UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  April 19, 2007

GRYPHON GOLD CORPORATION (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-127635 (Commission File Number)	92-0185596 (IRS Employer Identification No.)

Suite 810 - 1130 West Pender Street Vancouver, BC V6E 4A4 (Address of Principal Executive Offices) (Zip Code)

(604) 261-2229
(Registrant's Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2007, the Company signed a Settlement Agreement and Mutual Release (the "Agreement") with Allen Gordon, former President and Director of the Company. Under the terms of the Agreement, the Company has agreed to pay Mr. Gordon the amount of US$75,000 in settlement of Mr. Gordon’s asserted employment claims against the Company regarding his termination as President of the Company and as consideration for Mr. Gordon’s release of any and all disputes with the Company related to or arising out of Mr. Gordon’s association with the Company. Mr. Gordon has until June 13, 2007, to exercise his outstanding stock options, at which time all of his unexercised options will expire. The Agreement also provides that Mr. Gordon will resign from the Company’s Board of Directors.

Item 5.02 Departure of Director

Pursuant to the Agreement as described in Item 1.01 above, Allen Gordon has resigned as a director to the Company, effective April 19, 2007. The resignation was part of the settlement between Mr. Gordon and the Company, relating to his departure as President of the Company.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: April 20, 2007	By: /s/ Anthony (Tony) D.J. Ker
Anthony (Tony) D.J. Ker Chief Executive Officer